UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

ViewCast.com, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-29020	75-2528700
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300 Plano, Texas	75075-7840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 488-7200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

a) ViewCast.com, Inc.’s (the “Company”) independent registered public accounting firm, KBA Group LLP, announced on June 1, 2009 that effective as of that date KBA Group, LLP has discontinued offering audit and other professional services to clients and that the partners and substantially all staff have joined BKD, LLP. As a result, effective June 1, 2009 KBA Group LLP resigned as the Company’s independent registered public accounting firm.

KBA Group LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2008 and 2007, and through June 1, 2009, there were (1) no disagreements with KBA Group LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KBA Group LLP’s satisfaction, would have caused KBA Group LLP to make reference thereto in its reports on the financial statements for such years, and (2) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this Current Report on Form 8-K to KBA Group LLP, and KBA Group LLP has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. KBA Group LLP’s letter is attached hereto as Exhibit 16.1.

b) On June 22, 2009, the Company’s Audit Committee engaged BKD, LLP as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2009. During the Company’s two most recent fiscal years ended December 31, 2008 and 2007, and through June 21, 2009, the Company did not consult with BKD, LLP regarding any of the matters or events set forth in Item 304(a) (2) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

16.1 Letter on Change in Certifying Accountant from KBA Group LLP dated June 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: June 25, 2009

By: /s/ Laurie L. Latham
Laurie L. Latham, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter on Change in Certifying Accountant from KBA Group LLP dated June 25, 2009